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                                                                    EXHIBIT 23.1
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{DELOITTE & TOUCHE LOGO}         Suite 501                                Telephone: (504)928-0108
                                 8550 United Plaza Boulevard              Facsimile: (504)928-0449
                                 Baton Rouge, Louisiana  70809-2261

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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of United Companies Financial Corporation on Form S-3 of our report dated February 18, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of United Companies Finacial Corporation for the year ended December 31, 1993 and to reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE
Deloitte & Touche

Baton Rouge, Louisana

April 4, 1994








Deloitte Touche
Tohmatsu
International